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                                                                     EXHIBIT 3.7


                            ARTICLES OF INCORPORATION
                                       OF
                          SIMONDS INDUSTRIES FSC, INC.

        We the undersigned natural persons of lawful age, acting as incorporators of a corporation under Title 13, Virgin Islands Code, adopt the following Articles of Incorporation for such corporation.

        FIRST:    The name of the corporation is SIMONDS INDUSTRIES FSC, INC.

        SECOND:   The corporate purposes are:

        1. General - To engage in the business of importation and exportation of goods, and in general to do all things necessary and proper in connection therewith.

        2. Ancillary - To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto connected therewith which are not forbidden by statute or by these Articles.

        3. Foreign Sales Corporation - To undertake the business of a Foreign Sales Corporation.

        4. Business Outside Territory - To conduct and carry out its business in any state or territory of the United States or in any foreign country.

        5. Other - To engage in any other business activity or enterprise not prohibited by law.

        THIRD:    The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) shares at no par value.

        FOURTH:   The minimum amount of capital with which the corporation shall commence business shall be One Thousand Dollars ($1,000.00).

        FIFTH:    The address of  the initial registered office of the
corporation shall be #4 Orange Grove, P.O. Box 699, Christiansted, St. Croix, U.S. Virgin Islands 00820.

        SIXTH:    The name of the initial registered agent of the corporation is
CHASE TRADE, INC., #4 Orange Grove, P.O. Box 699, Christiansted, St. Croix, U.S. Virgin Islands 00820.

        SEVENTH:  The corporation shall have perpetual existence.


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        EIGHTH:   The number of directors shall be provided by the By Laws, and shall not be less than three.

        NINTH:    The names and addresses of the persons forming the corporation are: SANDRA L. HARRIS, MARTHA T. FRANCIS and MADELON P. TAYLOR, of #7 King Street, Christiansted, St. Croix, U.S. Virgin Islands 00820.

        TENTH:    The corporation shall have all rights and powers granted to a corporation by law, and all powers necessary or convenient to carry out the purposes set forth in Article Second, and to act as principal, agent, partner or in any other capacity which may be authorized or approved by the Board of Directors of this corporation.

        IN WITNESS WHEREOF, the incorporators have signed these Articles of Incorporation at Christiansted, St. Croix, U.S. Virgin Islands, on this 3rd day of October, 1988.

IN WITNESS:                         INCORPORATORS:

/s/ Jacqueline Benjamin             /s/ Sandra L. Harris
-----------------------------       --------------------------------
                                    SANDRA L. HARRIS

/s/ FLORENCE B [       ]            /s/ Martha T. Francis
-----------------------------       --------------------------------
                                    MARTHA T. FRANCIS

                                    /s/ Madelon P. Taylor
                                    --------------------------------
                                    MADELON P. TAYLOR

                                 ACKNOWLEDGMENT

TERRITORY OF THE VIRGIN ISLANDS)
DIVISION OF ST. CROIX          ) SS:

        On this 3rd day of October, 1988, before me, the undersigned officer, personally appeared SANDRA L. HARRIS, MARTHA T. FRANCIS and MADELON P. TAYLOR, known to me (or satisfactorily proven) to be the individuals whose names are subscribed to the foregoing ARTICLES OF INCORPORATION; and they acknowledged to me that they executed same freely and voluntarily for the uses and purposes therein contained.

        IN WITNESS WHEREOF, I hereunto set my hand and seal.

                                    /s/ [             ]
                                    --------------------------------
                                    NOTARY PUBLIC











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